Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

NAME OF SUBSIDIARY	DIRECT/INDIRECT	JURISDICTION INCORPORATION
American Pensions, Inc.	Direct	South Carolina
Bowditch Insurance Corporation	Indirect	Florida
Carolina First Bank	Direct	South Carolina
Carolina First Community Development Corporation	Indirect	South Carolina
Carolina First Mortgage Loan Trust	Indirect	South Carolina
Carolina First Mortgage Loan Trust II	Indirect	South Carolina
Carolina First Securities, Inc.	Indirect	South Carolina
CF Investment Company	Direct	South Carolina
Citrus REIT Corporation	Indirect	Florida
CNB Properties, Inc.	Indirect	Florida
Flaresco, Inc.	Indirect	Florida
FLOREIT, Inc.	Indirect	Virginia
Florida Banks Capital Trust I	Direct	Delaware
Florida Banks Capital Trust II	Direct	Delaware
Florida Banks Statutory Trust II	Direct	Delaware
Florida Banks Statutory Trust III	Direct	Delaware
Koss-Olinger and Company	Indirect	Florida
Koss-Olinger Consulting, Inc.	Indirect	Florida
Mercantile Bank	Direct	Florida
MountainBank Capital Trust I	Direct	Delaware
Mtnbk, Ltd.	Indirect	North Carolina
NDC New Markets Investments XIII, L.P.	Indirect	Delaware
Poinsett Service Corporation	Direct	South Carolina
RE Holdings, Inc.	Indirect	South Carolina
SCOREIT, Inc.	Indirect	Virginia
South Group Insurance Services, Inc.	Indirect	South Carolina
South Group Investment Services, Inc.	Indirect	Delaware
South Financial Asset Management, Inc.	Indirect	South Carolina
South Financial Capital Trust II	Direct	Delaware
South Financial Capital Trust III	Direct	Delaware
Summit Title, LLC	Indirect	North Carolina
TSFG Capital Trust 2002-A	Direct	Delaware
TSFG Capital Trust A	Direct	Delaware
TSFG Capital Trust B	Direct	Delaware
TSFG Capital Trust C	Direct	Delaware
TSFG Capital Trust D	Direct	Delaware
TSFG Capital A, LLC	Direct	Delaware
TSFG Capital B, LLC	Direct	Delaware
TSFG Capital C, LLC	Direct	Delaware
TSFG Capital D, LLC	Direct	Delaware